BlackRock Funds:
Municipal Money Market Portfolio

File Number:

CIK Number:

For the Period
Ended:
03/31/08


Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987,the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period October 1, 2007 through March 31, 2008.

                           PURCHASES (IN THOUSANDS)
TRANSACTION       FACE          SECURITY                DUE
DATE             AMOUNT        DESCRIPTION     RATE     DATE
01/11/08         $   5,000     NUECES RIV      3.15   01/28/08
                               TEX IDA PCR
                               SAN MIGUE

01/28/08         $   5,000     NUECES RIV      2.55   02/22/08
                               TEX IDA PCR
                               SAN MIGUE

02/22/08         $   5,000     NUECES RIV      2.75   04/09/08
                               TEX IDA PCR
                               SAN MIGUE

                             SALES (IN THOUSANDS)
TRANSACTION      FACE            SECURITY                DUE
DATE             AMOUNT         DESCRIPTION    RATE      DATE
11/01/07         $   1,330      GOLDEN ST      3.35      08/10/11
                                TOB
                                SECURITIZATION C

01/31/08         $     975      MUNI SECS      4.13      01/01/35
                                POOL SG PG-18